UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On August 1, 2012, Comverse Technology, Inc. ("CTI" and together with its subsidiaries, the "Company"), certain other shareholders of Starhome B.V. ("Starhome") and Starhome entered into a Share Purchase Agreement (the “Starhome Share Purchase Agreement”) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (collectively, “Fortissimo”) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (the “Starhome Disposition”). On September 19, 2012, CTI contributed to Comverse, Inc. ("Comverse"), its wholly-owned subsidiary, its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement discussed below. The Starhome Disposition was completed on October 19, 2012.
Under the terms of the Starhome Share Purchase Agreement, Starhome’s shareholders received aggregate cash proceeds of approximately $81.3 million, subject to adjustment for fees, transaction expenses and certain taxes. Of this amount, $10.5 million is held in escrow to cover potential post-closing indemnification claims, with $5.5 million being released after 18 months and the remainder released after 24 months, in each case, less any claims made on or prior to such dates. Comverse received aggregate net cash consideration (including amounts deposited in escrow at closing) of approximately $37.2 million, after payments that CTI agreed to make to certain other Starhome shareholders of approximately $4.5 million.
Starhome is a provider of wireless service mobility solutions that enhance international roaming. Wireless operators use Starhome’s software–based solutions to generate additional revenue and to improve profitability by directing international roaming traffic to preferred networks and by providing a wide range of services to subscribers traveling outside their home network.
The information set forth in Item 8.01 below and in Exhibit 99.1 hereto includes historical financial information that presents the Company's recast consolidated financial statement information and CTI Parent Company condensed financial statement information as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 to reflect Starhome as discontinued operations. Such historical financial information is incorporated into this item by reference. The recast consolidated financial statement information is also intended to satisfy the requirements for presentation of pro forma information related to the completion of the Starhome Disposition.
Item 8.01             Other Events
Financial Presentation
This Current Report on Form 8-K (this “Form 8-K”) presents the Company's recast consolidated financial statement information and CTI Parent Company condensed financial statement information as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 to reflect the results of operations and the assets and liabilities of Starhome B.V. (“Starhome”), a majority-owned subsidiary of CTI, as discontinued operations. Further, because the Company, as a result of the discontinued operations, is recasting the financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the "2011 Form 10-K"), the Company has presented consolidated statements of comprehensive loss to reflect the retrospective effect of adoption of the updated guidance issued by the Financial Accounting Standards Board ("FASB") in June 2011 and has retrospectively adjusted its consolidated balance sheet as of January 31, 2012 to reflect changes to provisional purchase price allocation for several acquisitions completed during the fiscal year ended January 31, 2012 as more fully explained below. The revised financial statement information presentation is included in Exhibit 99.1 hereto and incorporated by reference herein. The information contained in this Form 8-K is not an amendment to, a material recast of or a restatement of, the 2011 Form 10-K.

Explanatory Note
As a result of the anticipated Starhome Disposition, in CTI's Quarterly Report on Form 10-Q for the quarter ended July 31, 2012 (the “Q2 Form 10-Q”), the results of operations of Starhome were included in discontinued operations, less applicable income taxes, as a separate component of net income (loss) in the Company's condensed consolidated statements of operations for all periods presented and the assets and liabilities of Starhome were included in discontinued operations as separate components to the Company's condensed consolidated balance sheets as of all dates presented. In this Form 8-K the Company is presenting recast financial statement information as of January 31, 2012 and 2011 and for the fiscal years ended January 31, 2012, 2011 and 2010 consistent with the presentation included in its Q2 Form 10-Q. As of January 31, 2012 and 2011, Starhome's total assets were $49.7 million and $44.3 million, respectively, and total liabilities were $33.4 million and $36.1 million, respectively.  For the fiscal years ended January 31, 2012, 2011 and 2010, Starhome's total revenue were $45 million, $37.2 million and $37.5 million, respectively, income before taxes was $8.5 million, $3.1 million and $3.3 million, respectively, and income after taxes was $7.8 million, $2.8 million and $3.0 million, respectively.  The recast consolidated statements of cash flows includes Starhome's cash flow as cash flows from discontinued operations. For the fiscal years ended January 31, 2012, 2011 and 2010, Starhome's cash provided by operating activities was $11.8 million, $7.6 million and approximately $4.5 million, respectively.

Verint Systems Inc., CTI's majority-owned subsidiary, adjusted provisional purchase price allocations for several acquisitions completed during the fiscal year ended January 31, 2012 resulting from additional information obtained about facts and circumstances that existed as of the respective acquisition dates.  Accordingly, the consolidated balance sheet as of January 31, 2012 presented in Exhibit 99.1 has been recast to reflect the impact of these adjustments.  These adjustments resulted in decreases in (i) goodwill of $2.9 million, (ii) intangible assets, net of $0.6 million, (iii) accounts payable and accrued expenses of $0.2 million, and (iv) long-term deferred income tax liabilities of $3.1 million and a $0.2 million increase in long-term deferred tax assets.
In June 2011, the FASB issued guidance on the presentation of comprehensive income in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive statements. The Company adopted this standard as of February 1, 2012, and now presents net income and other comprehensive income in two separate, consecutive statements in its consolidated financial statements. In this Form 8-K the Company is retrospectively applying the FASB's guidance by presenting a separate statement of comprehensive income for the fiscal years ended January 31, 2012, 2011 and 2010 consistent with the presentation included in its Q2 Form 10-Q.
The presentation of Starhome as discontinued operations and the presentation of comprehensive income in a separate statement affects only the manner in which certain financial information was previously reported. The retrospective application of this guidance had no impact on the Company's consolidated financial condition or results of operations.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibit Description

99.1
Unaudited - Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Comprehensive Loss, Consolidated Statements of Cash Flow and Consolidated Statements of Equity, and Unaudited Parent Company condensed financial statement information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

October 19, 2012	By:	/s/ Joel E. Legon
Joel E. Legon
Senior Vice President, Interim Chief Financial Officer